UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)  (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 19, 2014, The Clorox Company (the “Company”) held its annual meeting of stockholders in Pleasanton, California. The matters voted on and the results of the vote were as follows:

1.	The Company’s stockholders elected the following directors to each serve until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Daniel Boggan, Jr.	82,228,005	895,099	457,977	27,534,230
Richard H. Carmona	80,806,752	2,238,123	536,206	27,534,230
Benno Dorer	82,728,504	398,592	453,985	27,534,230
George J. Harad	81,038,613	2,068,554	473,914	27,534,230
Donald R. Knauss	82,425,049	700,291	455,741	27,534,230
Esther Lee	82,669,200	446,709	465,172	27,534,230
Robert W. Matschullat	80,603,442	2,516,183	461,456	27,534,230
Jeffrey Noddle	81,011,249	2,011,695	558,137	27,534,230
Rogelio Rebolledo	82,551,211	532,617	497,253	27,534,230
Pamela Thomas-Graham	82,726,338	405,751	448,992	27,534,230
Carolyn M. Ticknor	82,411,319	635,516	534,246	27,534,230

2.	The Company’s stockholders voted for (on an advisory basis) the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
76,781,099	5,720,566	1,079,416	27,534,230

3.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

Number of Votes
For	Against	Abstain	Broker Non-Votes
109,654,070	789,527	671,714	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	November 20, 2014	By:	/s/ Laura Stein
Senior Vice President – General Counsel